As filed with the Securities and Exchange Commission on December 6, 2016

Registration No. 333-208692

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kubota Pharmaceutical Holdings Co., Ltd.

(Exact name of registrant as specified in its charter)

Japan	98-1295657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4-20-3 Ebisu, Shibuya-ku Tokyo, Japan +81 3-5789-5872	Ryo Kubota, M.D., Ph.D Chairman, President and Chief Executive Officer Acucela Inc. 1301 Second Avenue, Suite 4200 Seattle, Washington 98101 (206) 805-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yoichiro Taku Brian Keyes Michael Nordtvedt Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 Telephone: (206) 883-2500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Common Stock, without par value	N/A	N/A	N/A	N/A

(1)	No additional securities are to be registered, and the registration fee was paid upon filing of the original Registration Statement on Form S-3 (File No. 333-208692). Therefore, no further registration fee is required.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement No. 333-208692 on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on December 22, 2015 is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Kubota Pharmaceutical Holdings Co., Ltd. (the “Registrant”). The Registrant is the successor issuer to Acucela Inc., a Washington corporation (“Acucela US”), following a merger (the “Merger”) that became effective on November 30, 2016. The Merger was effected pursuant to the Agreement and Plan of Merger among the Registrant, Acucela US and Acucela North America Inc. (“US Merger Co”), a wholly-owned subsidiary of the Registrant, dated August 9, 2016 (the “Merger Agreement”), pursuant to which Acucela US merged with and into US Merger Co, with US Merger Co surviving as a wholly-owned subsidiary of the Registrant and being renamed Acucela Inc. The Merger Agreement was approved by the requisite vote of shareholders of Acucela US at its Annual Meeting of Shareholders on October 18, 2016. The Registrant is deemed to the be the successor issuer to Acucela US pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

The Registrant, as the successor issuer to Acucela US, is filing this Post-Effective Amendment, pursuant to Rule 414 under the Securities Act solely to update the Registration Statement as a result of the Registrant’s reincorporation to Japan from the State of Washington, United States.

In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment or by filings made pursuant to the Exchange Act by Acucela US or the Registrant subsequent to December 22, 2015, the Registrant, as successor issuer to Acucela US pursuant to Rule 12g-3 promulgated under the Exchange Act, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act. No changes are being made hereby to the prospectus which forms a part of the Registration Statement.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The information set forth in this item is incorporated by reference from Item 14 of the Registration Statement on Form S-3, File No. 333-208692, effective as of January 13, 2016.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 330 and Article 402, Paragraph 3 of the Companies Act of Japan (Kaisha Hou) (the “Japanese Companies Act”) make the provision of Section 10, Chapter 2, Book III of the Civil Code of Japan applicable to the relationship between the Registrant and its directors and officers. Section 10, among other things, provides in effect that:

(1) Any director or executive officer may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

(2) If a director or executive officer has paid any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor from the company;

(3) If a director or executive officer has assumed an obligation necessary for the management of the affairs entrusted to him, he may require the company to perform it in his place or, if it is not due, to furnish adequate security; and

(4) If a director or executive officer, without any fault on his part, sustains damage through the management of the affairs entrusted to him, he may demand compensation therefor from the company.

Under Article 404, Paragraph 4 of the Japanese Companies Act, a company may not refuse a demand referred to in subparagraphs (1) through (3) above from a member of an audit committee, compensation committee or nominating committee unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the committee member’s duties.

The directors and executive officers of the Registrant maintain liability insurance to cover themselves against liability for damages incurred by them in connection with their performance of duties in their capacities as such and litigation expenses incurred in relation thereto.

ITEM 16.	EXHIBITS.

See the Exhibit Index that immediately follows the signature pages to this registration statement, which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-208692 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan, on the 6th day of December, 2016.

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.

By:	/s/ Ryo Kubota
Ryo Kubota, M.D., Ph.D.
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 333-208692 has been signed by the following persons in the capacities indicated on the 6th day of December, 2016.

Signature	Title	Date

/s/ Ryo Kubota Ryo Kubota, M.D., Ph.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer, Director and Authorized Representative in the United States)	December 6, 2016

/s/ John Gebhart John Gebhart	Chief Financial Officer, Treasurer and Secretary (Principal Accounting and Financial Officer)	December 6, 2016

* Shintaro Asako	Director	December 6, 2016

* Shiro Mita, Ph.D.	Director	December 6, 2016

* Eisaku Nakamura	Director	December 6, 2016

* Robert Takeuchi	Director	December 6, 2016

*By: /s/ Ryo Kubota Ryo Kubota Attorney-in-fact		December 6, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

3.1	Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 2, 2016 (File No. 000-55133)).

3.2	Share Handling Regulations of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on December 2, 2016 (File No. 000-55133)).

4.1	Registration Right Agreement by and among Acucela Inc. and the stockholders described therein, dated November 26, 2015 (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on November 27, 2015 (File No. 000-55133)).

5.1	Opinion of Mori Hamada & Matsumoto.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Mori Hamada & Matsumoto (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (incorporated by reference to signature page of the Registration Statement on Form S-3 (File No. 333-208692), filed on December 22, 2015).

*	If any underwriting agreement is utilized, it will be filed as an amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.